Exhibit 99.906 CERT

EX-99.Cert 14 (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form N-CSR filed with the Securities and Exchange Commission for the period ended March 31, 2024, of NB Private Markets Fund III (TI) LLC (the “Company”).

Each of the undersigned officers of the Company hereby certified that, to the best of such officer’s knowledge:

(i)	The Registrant’s report on Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Registrant’s report on Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

June 28, 2024	/s/ Patrick Deaton
Date	Patrick Deaton
Chief Operating Officer
(Principal Executive Officer)

June 28, 2024	/s/ Mark Bonner
Date	Mark Bonner
Treasurer
(Principal Financial Officer)